Exhibit 4.1

NUMBER WSTNU	UNITS

WESTIN ACQUISITION CORP

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP

UNITS CONSISTING OF

ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-SIXTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT _______________________________________ is the owner of___________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Share”), of Westin Acquisition Corp, a Cayman Islands exempt company (the “Company”) and one right (the “Right(s)”). Each Right entitles the holder to receive one-sixth (1/6) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination. The Class A Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the 52nd day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of A.G.P./Alliance Global Partners, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of , 2025, between the Company and Odyssey Transfer and Trust Company as the rights agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Rights Agreement is on file at the office of Odyssey Transfer and Trust Company at 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125, and is available to the Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Financial Officer

Westin Acquisition Corp

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT	—		Custodian
				(Cust)		(Minor)
TEN ENT	— as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	— as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in, and subject to the terms and conditions described in, the Prospectus, to the extent that Class A Ordinary Shares were issued as part of the Units, and subject to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Memorandum and Articles”), the holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established in connection with the IPO only in the event that (i) the Company redeems the Class A Ordinary Shares included in the Units and liquidates upon failure to consummate an initial business combination within the period of time set forth in the Memorandum and Articles, or (ii) if the holder properly redeems for cash their respective Class A Ordinary Shares underlying the Units in connection with (1) a general meeting called to approve a business combination, upon consummation of such business combination, or (2) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed business combination) setting forth the details of a proposed business combination, or (3) in connection with a shareholder vote to amend the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s business combination or to redeem 100% of the Class A Ordinary Shares underlying the Units if it does not consummate an initial business combination within the time set forth in the Memorandum and Articles or (B) with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-initial business combination activity. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.